UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
80 Wall Street, Suite 815
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 23, 2011

_________________________

The Annual Meeting of Stockholders of Hotel Outsource Management International, Inc. will be held at the new offices of the Company's subsidiary, HOMI Israel Ltd., at Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725 Israel, on Wednesday, November 23, 2011 at 10:30 a.m., local time, to consider and act upon the following matters:

1.	To elect six members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.	Ratification of the appointment of Barzily & Co. as independent accountants for the fiscal year ending December 31, 2011;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

A Proxy Statement and Form of Proxy are enclosed herewith. The annual report of stockholders of the Company for the year ended December 31, 2010 is attached hereto. Only stockholders of record at the close of business on October 3, 2011, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

/s/ JACOB RONNEL
Chief Executive Office

New York, New York
September 21, 2011

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY STATEMENT
OF
HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
————————

ANNUAL MEETING OF STOCKHOLDERS OF
HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
TO BE HELD NOVEMBER 23, 2011
AT MERKAZIM A BUILDING, 1 ABA EBEN STREET, 3RD FLOOR, HERZLIYA PITUACH, ISRAEL
————————

This Proxy Statement, dated September 21, 2011 (“Proxy Statement”), and the accompanying proxy card are being furnished in connection with the solicitation of proxies by Hotel Outsource Management International, Inc. (“HOMI” or the “Company”) to be voted at an Annual Meeting of the Company (together with any adjournments, postponements, or rescheduling thereof, the “Annual Meeting”).

Voting materials, which include this Proxy Statement and a proxy card, will be mailed to stockholders on or about October 5, 2011.

In this Proxy Statement:

• “We,” “us,” and “our” refer to HOMI, as defined above;
• The “Company” or “HOMI” refers to Hotel Outsource Management International, Inc.;
• "Board of Directors” or “Board” means HOMI’s Board of Directors; and
• “SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

An Annual Meeting will be held at 10:30 a.m., local time, on November 23, 2011, at the new offices of HOMI's subsidiary, HOMI Israel Ltd., located at Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725 Israel.  The record date (the “Record Date”) for determining stockholders entitled to notice of and to attend the Annual Meeting is October 3, 2011.

HOMI’s principal offices are located at 80 Wall Street, Suite 815, New York, New York 10005.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of HOMI common stock as of the Record Date. This Proxy Statement describes important issues on which we would like you, as a stockholder, to vote, including an important election of the Company’s directors.

When you sign the proxy card, you appoint HOMI’s directors as your representatives at the meeting. They will vote your shares at the Annual Meeting in the manner that you have directed on the accompanying proxy card. If no direction is made, shares represented by the accompanying proxy card will be voted FOR the election of the Director Nominees, listed below, as directors of the Company, and FOR the ratification of the appointment of Barzily & Co. as independent auditors. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign, date and return your proxy card in advance of the meeting in case your plans change. This way, your shares will be voted whether or not you attend the Annual Meeting.

The proxy cards should be sent to Standard Registrar and Transfer, 12528 South 1840 East, Draper, Utah 84020 or sent via facsimile to Aryeh Reif, Adv., Corporate Secretary of the Company, in Israel, at: INTL Dialing Code +972-2-999-7993.

Proposal to be Voted on at the Annual Meeting

At the Annual Meeting, a vote will be held on:

•	The election of six members of the Board of Directors; and

•	The appointment of Barzily & Co. as independent auditors; and

•	Such other matters that may properly come before the Annual Meeting.

Pursuant to this Proxy Statement, we are soliciting your proxy in support of the election of the Director Nominees as directors of the Company, and in support of the appointment of Barzily & Co. as independent auditors.

The Proxy Statement and proxy card are first being mailed to the stockholders of the Company on or about October 5, 2011.

PROPOSAL ONE.
ELECTION OF DIRECTORS

Six Directors are to be elected at the meeting and will serve until HOMI’s 2012 Annual Meeting and until each of their successors have been elected or until their earlier resignation or removal.   All six director nominees are current directors.   Shares represented by proxies which are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. Should a nominee become unable to serve as a director (which is not anticipated), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board.

Information with respect to each nominee and executive officer of the Company, including the principal occupation of each for the past five years, positions and offices held with the Company, membership on other boards of directors and age is set forth below. There are no family relationships among any of the Company's directors and officers. For information with respect to beneficial ownership of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management". The six nominees are:

1.  AVRAHAM BAHRY

2.  DANIEL COHEN

3.  JACOB RONNEL

4.  ARIEL ALMOG

5.  YOAV RONEN

6.  KALMAN HUBER

The six nominees receiving the highest number of votes from stockholders, either in person or by proxy, will be elected as HOMI’s directors.

All six of the director-nominees have consented to their being named in this proxy statement and to serving as directors if elected.

NOMINEE BIOGRAPHIES

Daniel Cohen, 56, was appointed President of HOMI in August 2008 and was elected to the Board of Directors on November 20, 2008. Mr. Cohen has been a consultant to HOMI since September 2007.  Mr. Cohen created a number of highly successful businesses including DAC Systemes (exclusive distributor in France Lebanon, Mauritius and Israel) for Micros Systems - world leaders in hospitality management, and eventually selling to Micros in 1995 From 1997 to 2005, Mr. Cohen served as Chairman, President and Chief Executive Officer of Bartech Systems International, Inc., a U.S. corporation which creates automated mini-bar solutions for the hotel industry. Mr. Cohen is a director of several small companies. From 1991 to 2000 ($40m to $300m), he was a director at Micros Systems Inc, like HOMI, a NASDAQ listed company. Mr. Cohen is a graduate of Ecole Hoteliere de Lausanne (International Institute of Hospitality Management) and is a graduate of the Advanced Management Program, INSEAD.

Jacob Ronnel, 55, has been Chief Executive Officer, and a Director of HOMI since December 28, 2001, and Chief Financial Officer of HOMI since March 2009. He served as HOMI's President from December 2001 to August 2008.  He is has been a Director of HOMI Israel Ltd. (formerly known as Bartech Mediterranean Ltd.) since May 1997. In addition, he serves as a director and Chief Executive Officer of subsidiaries of HOMI. From July 1997 to September 1997, Mr. Ronnel was a consultant to and provisional manager of Brookside Investments, Ltd. From 1996 to 2002, he was a consultant for Kassel Financial Consultants, located in Israel. Mr. Ronnel obtained a degree in International Hotel Administration from Ecole Hoteliere de Lausanne, Switzerland.

Ariel Almog, 43, has been a director of HOMI since December 28, 2001. From December 2001 to November 2007, he served as Secretary of HOMI, and from December 28, 2001 until August 2008, he served as the Company's Chief Operating Officer.  He has been Chief Operating Officer and a director of HOMI Israel Ltd.  since May 1997. In addition, he serves as an officer and/or director of subsidiaries of HOMI. From 1996 to 1998, Mr. Almog was an owner of a franchise Apropo Cafe restaurant in Israel. He received a Bachelor of Business Administration and Marketing from Schiller International University (American University, Paris, France).

Avraham Bahry, 64, has been Chairman of HOMI since December 2004. Mr. Bahry established Mul-T-Lock Ltd., an Israeli corporation, in 1973, which he grew into a multi-national holding company in the business of products and services for the protection of life and property. Mr. Bahry sold Mul-T-Lock Ltd. in 1999 and has worked as a consultant since then.

Yoav Ronen, 57, was elected to HOMI’s board of directors in December 2006. Mr. Ronen has years of experience managing hotels. Since 2005, he had been Supervisor and Director of Marketing for two hotels in Prague, Czech Republic: The Joe Hotel and Villa Schwaiger. Since 2003, he has been Supervisor and Director of Marketing for the Ros Maris Rob D.o.o. Hotel in Croatia. From 1995-2002 he served as Chief Executive Officer for the Hotel Jordan River in Tiberius, Israel, and Hotel Carmel in Netanya, Israel. Mr. Ronen obtained received a Bachelor’s degree in Business and Accounting from Tel Aviv University (Israel).

Kalman Huber, 66, is a director of several companies in Israel, in the fields of hospitality and tourism and has in the past been a director of other companies in Israel, in various fields. Until 2008, he was a Senior Vice President and CFO at Azorim Tourism Ltd. Until 2007, he was Senior Vice President and CFO at Sheraton Israel Ltd. From 1996 to 1999 he was Chairman and CEO of a privately held industrial company in Israel. From 1994 to 1996, he was Assistant General Manager Marketing & Sales at IBM Israel Ltd. From 1990 to 1994, he was Assistant General Manager & CFO at IBM Israel Ltd., after holding various other management positions at IBM or its subsidiaries, since 1976. He received a Bachelor’s degree in Accounting and Social Sciences from Tel Aviv University and completed Business Administration studies at the University of New York, in a joint program with IBM.  Mr. Huber has been a Director of HOMI since May 2009.

WE STRONGLY RECOMMEND A VOTE FOR EACH OF THE
DIRECTOR NOMINEES

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF BARZILY & CO. AS THE COMPANY'S REGISTERED INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2011.

The Audit Committee has appointed Barzily & Co. as the Company's independent registered public accounting firm for the year ending December 31, 2011. Our Board is submitting this appointment to our stockholders for ratification. Barzily & Co. has served as the Company's independent registered public accounting firm since April 2007. It is intended that the persons named in the accompanying proxy will vote for the ratification of Barzily & Co. Representatives of Barzily & Co. are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

ACCOUNTING FEES AND OTHER ACCOUNTING MATTERS

The following is a summary of the fees billed or expected to be billed to us by Barzily & Co., the Company's independent auditors and various local accountants, for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2010.

Fee Category	2009 Fees	2010 Fees
Audit Fees(1)	$89,000	$83,000
Audit-Related Fees(2)	$29,000	$53,000
Tax Fees(3)	0	$0
All Other Fees(4)	$4,000	$29,000
Total Fees	$111,000	$165,000

(1) Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010 and December 31, 2009, respectively.

(2) Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." Such services include review of S-1 filings and research into various accounting issues.

(3) Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4) All Other Fees consist of aggregate fees billed for products and services provided by Barzily & Co., other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

WE STRONGLY RECOMMEND A VOTE FOR THE APPROVAL OF BARZILY & CO. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

OTHER MATTERS

As of the date hereof, we are not aware of any matter that will be presented for consideration at the Annual Meeting, other than the election of six directors, and the ratification of the appointment of Barzily & Co. as independent accountants. Should other matters properly come before the Annual Meeting, the attached proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Annual Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Annual Meeting. The proxies named on the accompanying proxy cards will not use such discretionary authority to vote the proxies to adjourn matters of which the Participants are aware a reasonable time before the Annual Meeting.

This Proxy Statement contains information regarding: (i) the beneficial ownership of securities of HOMI by (A) any person known to HOMI to beneficially own 5% or more of any class of voting securities of HOMI; (B) each current Board director and executive officer of HOMI; and (C) all directors and executive officers of HOMI as a group; and (ii) HOMI’s directors and management, including information relating to management compensation.

SHAREHOLDER PROPOSALS FOR THE COMPANY'S
2012 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company’s Corporate Secretary in Israel, via fax, INTL Dialing Code +972-2-9997993, or by mail to HOMI, at   Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725 Israel, attention Aryeh Reif, Corporate Secretary on or before August 31, 2012.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

VOTING PROCEDURE

As of the Record Date, the Company had 89,453,364 outstanding shares.

You may vote FOR all of the Director Nominees, you may WITHHOLD AUTHORITY FOR ALL, or you may withhold authority for any individual Nominee.

You may approve the ratification of the appointment of Barzily & Co. as independent accountants, or you may vote against its appointment.

The proxy holder identified in the proxy card accompanying this Proxy Statement will vote the accompanying proxy card in the manner directed by the signing stockholder. If no direction is made, shares represented by the accompanying proxy card will be voted FOR the election of the Director Nominees as directors of the Company, and FOR the ratification of the appointment of Barzily & Co. as independent accountants. With respect to other matters that may properly come before the Annual Meeting, or at any postponement or adjournment thereof, the proxy holders identified in the accompanying proxy card will vote shares represented by the proxy card in accordance with the proxies’ discretion. To the extent that other matters properly come before the Annual Meeting that do not fall within the proxies’ voting discretion, the named proxies may not vote the shares represented by the accompanying proxy on such matters.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the Company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

 By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. If no direction is made, shares represented by the accompanying proxy card will be voted FOR the election of the Director Nominees as directors of the Company, and FOR the ratification of the appointment of Barzily & Co. as independent accountants for HOMI. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

REVOCABILITY OF PROXIES

Any person giving a proxy card in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with our Corporate Secretary an instrument of revocation or by submitting to our Corporate Secretary a duly executed proxy bearing a later date. It also may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke a proxy.

Any proxy given pursuant to this solicitation also may be revoked, no later than the start of the Annual Meeting, by delivery to our Corporate Secretary of a duly executed proxy bearing a later date.

QUORUM REQUIREMENT

Shares shall be counted as present at the Annual Meeting if the stockholder either:

• is present and votes in person at the Annual Meeting; or
• has properly submitted a proxy card.

A majority of the Company’s outstanding shares as of the Record Date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

• vote your shares on routine matters; or
• leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

We believe that a broker will not have discretionary authority to vote shares for the election of directors. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Broker non-votes, if any, will not be counted as having been voted and will not have an effect on the proposal to elect directors, since the election of directors does not require a plurality vote. We encourage you to provide instructions to your brokerage firm to vote your shares for Director Nominees.

EFFECT OF ABSTENTIONS

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Abstentions will be treated as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote and thus could result in the failure of the proposals.

REQUIRED VOTE

 Assuming a quorum is present, the six nominees receiving the highest number of “yes” votes will be elected as directors. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted on. The approval of ratification of the appointment of Barzily & Co. as independent accountants will require the affirmative vote of a plurality of the shares present at the meeting. Stockholders may not cumulate votes in the election of directors.

APPRAISAL RIGHTS

The Company’s stockholders have no appraisal rights under the General Corporation Law of the State of Delaware in connection with the election of directors.

SOLICITATION

These proxies are being solicited by the Board of Directors of the Company. Copies of solicitation material will be furnished by the Company without charge to banks, brokerage houses, fiduciaries and custodians holding in their name shares of Common Stock beneficially owned by others to forward to such beneficial owners. As part of the solicitation, HOMI may communicate with stockholders of HOMI by mail, courier services, Internet, advertising, telephone, facsimile or in person.

The Company will bear the entire cost of this solicitation. Although no precise estimate can be made at the present time, we currently estimate that the total expenditures relating to the proxy solicitation incurred will be approximately $5,000.

CORPORATE GOVERNANCE

Director Independence

Our current Board members consist of Mr. Bahry, Mr. Cohen, Mr. Ronnel, Mr. Almog, Mr. Ronen, and Mr. Huber. The Board has determined that Messrs.  Ronen, and Huber are independent applying the definition of independence under the listing standards of the American Stock Exchange. Messrs. Cohen, Bahry, Ronnel and Almog are not independent.

Term of Directors

Directors hold office until the next annual meeting and until their successors are elected and have qualified.

Audit Committee

Our Audit Committee consists of three directors, Mr. Huber (Chairman) and Mr. Ronen.  Each such member of the committee is independent applying the definition of independence under the listing standards of the American Stock Exchange. The Audit Committee was formed on December 28, 2004. The Board has determined that Mr. Huber qualifies as an "audit committee financial expert" as defined by Section 407 of the Sarbanes - Oxley Act of 2002, and Mr. Huber is independent applying the definition of independence under the listing standards of the American Stock Exchange. For information on Mr. Huber's experience, please see "Nominees for Director – Kalman Huber."

Statement of Audit Committee

The Audit Committee of the Board offers this statement regarding the Company's audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2010 and regarding certain matters with respect to Barzily & Co., the Company's independent auditors. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the Securities and Exchange Commission by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management. We have discussed with the Company's independent auditors the matters required to be discussed by the statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600 T, and have discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Nominating Functions Performed by Board as a Whole

The Board of Directors (the "Board") does not currently have a standing nominating committee. The functions which would be performed by a nominating committee are performed by the Board as a whole, and there is no separate nominating committee charter. Our Board consists of Mr. Bahry, Mr. Cohen, Mr. Ronnel, Mr. Almog, Mr. Ronen and Mr. Huber. The Board has determined that Messrs. Huber and Ronen are independent applying the definition of independence under the listing standards of the American Stock Exchange. Messrs. Cohen, Bahry, Ronnel and Almog are not independent. Nominees for the 2011 Annual Meeting were recommended for the Board's selection by at least a majority of our directors meeting the criteria for independence under the standards of the American Stock Exchange. The Company believes it is appropriate not to have a standing nominating committee because the size of our board makes it unnecessary to have a separately designated committee and we feel that obtaining an input from all the independent directors in connection with the nominations enhances the nomination process.

Criteria for Board Membership

The Board determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. In evaluating a candidate for nomination as a director of the Company, the Board will consider criteria including business and financial expertise; knowledge of our industry or other background relevant to our needs; "independence;" geography; experience as a director of a public company; and general criteria such as ethical standards, independent thought, practical wisdom, mature judgment, and willingness, ability and availability for service. Other than the foregoing general considerations, there are no stated minimum criteria for director nominees, although our Board may also consider such other factors as it may deem are in the best interests of us and our stockholders.

These general criteria are subject to modification and the Board shall be able, in the exercise of its discretion, to deviate from these general criteria from time to time, as the Board may deem appropriate or as required by applicable laws and regulations.

Stockholder Nominees

The Board will consider stockholder recommendations regarding candidates for director submitted in writing to the Board. Stockholders wishing to submit such recommendations may do so by sending a written notice to the Secretary of the Company together with supporting information a reasonable period of time prior to the mailing of the Company's Proxy Statement for the related annual meeting. In the case of the 2012 Annual Meeting, such recommendations must be submitted to the Company via its Corporate Secretary, on or before August 31, 2012. There will be no differences in the manner in which the Board evaluates nominees recommended by stockholders and nominees recommended by the Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  In connection with the 2011 Annual Meeting, the Board did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company's Common Stock for at least one year.

Process for Identifying and Evaluating Nominees

The Board believes the Company has been well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, if a vacancy on the Board occurs between annual stockholder meetings or if our Board believes it is in the Company's best interests to expand its size, the Board may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board and approved for nomination by the affirmative vote of a majority of our Board, including the affirmative vote of a majority of the independent directors.

The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and the Company's specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company's needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to include in the slate of candidates that the Board recommends for election at each annual meeting of the Company's stockholders.  The board has determined to re-nominate six of the seven incumbent directors.

Board Meeting Attendance

During the year ended December 31, 2010, the Board of Directors held five meetings. To date, in 2011, the Board has held four meetings and a fifth meeting is scheduled to take place after this Proxy Statement is filed.

Director Attendance at Annual Meetings

Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. Three of the then current and incumbent Board members attended the Company's 2010 Annual Meeting either in person or by telephone.

Shareholder Communications

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company's Secretary and should be sent to such individual c/o the Company. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Upon the Secretary's receipt of such a communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Principal Stockholders and Security Ownership of Management

The following table sets forth certain information known to us with respect to beneficial ownership of HOMI common stock as of October 1, 2011, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

More than 5% of the outstanding shares of our common stock; each of our officers and directors; and all of our officers and directors as a group; and our director nominees.

Names and Address of Beneficial Owner	Number of Shares Beneficially Owned	% Beneficially Owned (1)

Jacob Ronnel (2) 21 Hasvoraim Street Tel Aviv, Israel	10,917,501	12.20%

Ariel Almog (2) 224 Maypoint Drive, San Raphael, CA	2,826,351	3.16%

Avraham Bahry (2) 1 Gan Hashikmin Street Ganei-Yehuda-Savion, Israel	10,271,283	11.48%

Yoav Ronen (2) 2 Mivza Horev Street Modiin, Israel	26,565	0.03%

Kalman Huber (2) 80 Wall Street New York, NY 10005	0	0%

Daniel Cohen (2) 10 Iris Street P.O. Box 4591 Caesarea Israel 30889	7,141,434	8.0%

All officers and directors as a group (6 people)	28,356,783	31.70%

(1)	Based on a total of 89,453,364 shares outstanding as of October 1, 2011.
(2)	Director Nominee.

Certain Relationships and Related Transactions

Other than as disclosed below, there have been no transactions or proposed transactions which have materially affected or will materially affect us in which all director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On February 10, 2009, Remstone Limited, a wholly owned subsidiary of HOMI Israel Ltd., which is a wholly owned subsidiary of HOMI, sold its interest in HOMI SA subsidiary to Clevo Corporation S.A., a Panama corporation. The purchase price was $205,000. The transaction was effective as of January 28, 2009. As a result, HOMI SA changed its name, and ceased to be a subsidiary or affiliate of HOMI.

On November 11, 2008, HOMI entered into a loan agreement with related parties, Daniel Cohen, President of HOMI and Avraham Bahry, Chairman of the Board of Directors of HOMI. The loan agreement had been approved by HOMI’s Board of Directors on November 10, 2008. Pursuant to this loan agreement, Mr. Cohen and Mr. Bahry loaned HOMI $100,000 and $200,000, respectively, for a maximum period of four months. The loans carried interest at a rate of 6% per annum.  The entire sum of the loans and accrued interest was converted into HOMI’s common stock at a rate of $0.05 per share, the price that shares were offered to shareholders in HOMI's rights offering that closed on January 23, 2009.

On December 8, 2008, HOMI entered into a loan agreement with related parties, Jacob Ronnel, Chief Executive Officer of HOMI and Aryeh Reif, Corporate Secretary of HOMI. The loan agreement had been approved by HOMI’s Board of Directors on December 3, 2008. Pursuant to this loan agreement, Mr. Ronnel and Mr. Reif loaned HOMI $400,000 and $20,000, respectively, for a maximum period of four months. The loans carried interest at a rate of 6% per annum.  The entire sum of the loans and accrued interest was converted into HOMI common stock at a rate of $0.05 per share, the price that shares were offered to shareholders in HOMI's rights offering that closed on January 23, 2009.

On April 17, 2009, HOMI entered into a loan agreement with a related party, Daniel Cohen, President of HOMI. Pursuant to this loan agreement, Mr. Cohen loaned HOMI $150,000 for a maximum period of four months. This loan bore interest at a rate of 6% per annum. On August 12, 2009, Mr. Cohen lent the Company an additional $25,000 pursuant to the same terms.  The entire loan amounts plus accrued interest was converted into shares of HOMI common stock at $.04 per share on August 27, 2009.

On May 12, 2009, HOMI entered into a loan agreement with a related party, Avraham Bahry, Chairman of the Board of Directors of HOMI.  Pursuant to this loan agreement, Mr. Bahry loaned HOMI $200,000 for a maximum period of four months. This loan bore interest at a rate of 6% per annum. Mr. Bahry lent the Company an additional $100,000 on August 12, 2009.  These loans plus accrued interest were converted into HOMI common stock at $.04 per share on August 27, 2009.

On June 30, 2009, four shareholders lent a total of $123,000 to HOMI; Ariel Almog - $7,000; Jacob Ronnel - $15,000; Geoffrey Wolf - $81,000; and William Buckley - $30,000.  These loans were converted into shares of common stock at $.04 per share on August 27, 2009.

On July 20, 2009, HOMI Israel Ltd., which is a wholly owned subsidiary of HOMI, entered into an agreement with Globetrip Ltd., a company of which Daniel Cohen, HOMI’s President, owns 45.45%.  Pursuant to this agreement, HOMI Israel sold 470 HOMI® 336 minibars installed at the Dan Panorama Hotel in Tel Aviv to Globetrip Ltd. at a price of $450 per minibar, for a total of $211,450.  The minibars will remain in place at the hotel and HOMI Israel shall continue to operate and maintain these minibars in accordance with its existing outsource operation agreement with the Dan Panorama Hotel, the only difference being that instead of HOMI Israel having title to the minibars, title to the minibars now rests with Globetrip Ltd.  HOMI Israel shall continue to invoice the Dan Panorama Hotel for the full amount of the net revenues from its outsource operation (“Net Revenues”).  From this amount, HOMI Israel shall receive (a) the cost of goods to be sold in the minibars; (b) labor costs; (c) a maintenance fee of $0.06 per minibar per day; (d) a management fee of 8% of Net Revenues (collectively, “Operational Payments”).  As long as Net Revenues less Operational Payments (“Operating Cashflow”) exceed $17,625 for a particular quarter, such Operating Cashflow shall be divided between HOMI Israel (40%) and Globetrip Ltd. (60%); however, if the quarterly Operating Cashflow is less than $10,575, Globetrip shall be entitled to 100% of the Operating Cashflow.  If the Operating Cashflow for the quarter is between $10,575 and $17,625, Globetrip shall receive $10,575 and HOMI Israel shall receive the balance.  Until such time as the aggregate payments to Globetrip Ltd under the agreement shall total $211,450, division of Operating Cashflow shall be reconciled on an annual basis at the end of each fiscal year. If during the first 8 years of the agreement the Dan Panorama Hotel terminates its outsourcing agreement with HOMI Israel and the minibar system is removed from the hotel, HOMI Israel will, at its own cost, reinstall the minibar system in another hotel with similar revenue earning capacity as the Dan Panorama Hotel within six months.  In the event HOMI Israel does not place the minibar system in another similar hotel within six months of termination of its outsource agreement, HOMI Israel shall transfer title in a similar minibar system owned by HOMI Israel to Globetrip Ltd., instead of the initial minibar system, and the principles of the agreement between HOMI Israel and Globetrip Ltd will apply to the replacement minibar system.

On January 28 2010, HOMI entered into two loan agreements with related parties.

Pursuant to one loan agreement, Bahry Business & Finance (1994) Ltd, which is a company owned by HOMI’s Chairman, Mr. Avraham Bahry, loaned HOMI 1,125,000 New Israeli Shekels (c. $300,000). The loan is for a period of four years, with quarterly repayments and including two years’ grace on the principal. During the grace period, the lender is entitled to convert the loan into shares of HOMI’s common stock, at a price per share of $0.08 during the first year and $0.12 during the second year. The loan is index linked to Israel’s Consumer Price Index and bears interest at a rate of 6% per annum.

Pursuant to a second loan agreement, HOMI’s President, Mr Daniel Cohen, loaned HOMI $100,000. The loan is for a period of four years, with quarterly repayments and including two years’ grace on the principal. During the grace period, the lender is entitled to convert the loan into shares of HOMI’s common stock, at a price per share of $0.08 during the first year and $0.12 during the second year. The loan bears interest at a rate of 8% per annum.

On February 18, 2010, HOMI Industries Ltd (“HOMI Industries”), which is a wholly owned subsidiary of HOMI, entered into a loan agreement with Ilan Bahry, Amir Schechtman and Oded Yeoshoua (collectively, “Lender”) pursuant to which Lender loaned HOMI Industries $140,000 for an installation of minibars in the U.S.  Ilan Bahry is the son of Avraham Bahry, the chairman of HOMI’s Board of Directors.

Pursuant to this agreement, HOMI INDUSTRIES will make monthly payments to Lender towards repayment of the Loan. These payments will not be in a fixed amount, but will be based on the revenues from an outsource operation HOMI USA, Inc., (“HOMI USA”) has in the Fashion 26 Wyndham Hotel in New York City.   HOMI USA shall invoice the Fashion 26 Wyndham Hotel for the full amount of the net revenues from the outsource operation (“Net Revenues”).  From the sum equal to the Net Revenues, HOMI Industries will deduct (a) the cost of goods to be sold in the minibars; (b) labor costs; (c) a maintenance fee of $0.06 per minibar per day; and (d) a management fee of 8% of Net Revenues (collectively, “Operational Payments”). Until completion of the first 8 years of this loan agreement , on a monthly basis, if Net Revenues, as collected by HOMI USA , exceed Operational Payments by at least $3,500, then the amount of the monthly repayment which HOMI Industries will pay to Lender shall be equal to 60% of all such excess; if Net Revenues from the hotel, as collected by HOMI USA, exceed Operational Payments by more $2,100 but less than $3,500, then the amount of the monthly repayment which HOMI Industries will pay to Lender shall be exactly $2,100.  If Net Revenues from the hotel exceed Operational Payments by less than $2,100, then the amount of the monthly repayment which HOMI Industries will pay to Lender shall be a sum equal to 100% of all such excess; and if Net Revenues from the hotel, as collected by HOMI USA, do not exceed Operational Payments, then no Monthly Repayment will be made to Lender for that month.   After eight years, each monthly payment will be in an amount equal to 60% of the sum, if any, by which Net Revenues, as collected by HOMI USA, exceeded Operational Payments, for that month.

On June 14, 2010, HOMI Industries entered into a second loan agreement with Ilan Bahry, Amir Schechtman and Oded Yeoshoua , pursuant to which HOMI Industries received a loan equivalent to 671 NIS representing $ 173,000 received in June 2010, for the installation of 363 HOMI ® 330 minibars in a hotel in Israel. As security and collateral for repayment of this loan, HOMI Industries will cause its affiliate, HOMI Israel, LTD. which is also a wholly owned subsidiary of HOMI, to encumber in the lender’s favor computerized minibar systems, including 363 HOMI® computerized minibars, a central unit and a license to HOMI® software, which HOMI’s affiliate installed in September 2010 at the Royal Beach Hotel in Eilat, Israel and operates for that hotel under an outsource operation agreement which HOMI’s affiliate signed with that hotel.

Loans repayments for these related party loans will be computed on the basis of revenues net of operational payments, allocated amongst the parties, in accordance with the terms detailed in the loans agreements.

During the years ended December 31, 2010, HOMI incurred various related party expenses for the following:

Description	2010
Directors’ fees and liability insurance	$40,117
Consulting fees	$542,716
Interest Payments	$53,751
Totals	$636,584

Directors' Compensation

Directors are reimbursed for the expenses they actually incur in attending board meetings. In addition, Directors are paid $1,000 per directors meeting, and $500 per committee meeting.  The following fees were paid in 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non Qualified Deferred Compensation Earnings	All Other Compensation	Total
Avraham Bahry	$4,000						$4,000
Jacob Ronnel*
Ariel Almog*

Kalman Huber	$6,500						$6,500
Jacob Faigenbaum**	$2,000						$2,000
Yoav Ronen	$4,500						$4,500
Daniel Cohen *

* Compensation for services as a director is fully reflected in the Executive Officer Compensation Table.

** Mr. Faigenbaum tendered his resignation, to take effect on November 10, 2010, on September 10, 2010.

Executive Compensation

The following is a chart of compensation paid to all executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacob Ronnel (1)
Chief Executive Officer,	2009	142,727							142,727
Chief Financial Officer	2010	166,365							166,365

Daniel Cohen	2009	141,763							141,673
President	2010	162,233							162,233

Linor Labandter	2009	21,100							21,100
CFO (2)	2010	N/A							N/A

Ariel Almog	2009	202,192							202,192
COO (3)	2010	214,118							214,118

(1)	Mr. Ronnel, HOMI’s Chief Executive Officer, was appointed Chief Financial Officer of HOMI on March 26, 2009.
(2)
Ms. Labandter was appointed Chief Financial Officer in May 2007 and was an employee of HOMI Israel Ltd. Her salary was paid by HOMI Israel Ltd. On November 10, 2008, Ms. Labandter tendered her resignation, effective February 15, 2009.

(3)	Mr. Almog's entire salary was paid by HOMI USA, Inc.

HOMI, through its wholly owned subsidiary, HOMI Israel, Ltd., has employment agreements with two of its executive officers: Daniel Cohen, President; and Jacob Ronnel, Chief Executive Officer and Chief Financial Officer.  HOMI had an employment agreement with its former Chief Financial Officer, Linor Labandter. Ms. Labandter's resignation was effective February 15, 2009.  HOMI’s subsidiary, HOMI USA, Inc., has entered into an agreement with Ariel Almog, Chief Executive Officer of HOMI USA, Inc.

Pursuant to the agreement with Daniel Cohen, Mr. Cohen is to serve as President of HOMI with managerial responsibilities over HOMI's activities. The cost of Mr. Cohen's employment is $170,000 per year. During the first eighteen months of Mr. Cohen's employment, the agreement may not be terminated except for cause. After that time, the agreement may be terminated upon 120 days written notice.   In addition, Mr. Cohen has agreed to provide services as requested by the company for up to two years after the termination, for any reason, of his employment.  Mr. Cohen shall commit to working twenty hours per month for the two years following the end of his employment with HOMI.  In consideration for such services and for agreeing not to compete with the company, Mr. Cohen shall be paid $4,500 per month.  In the event HOMI no longer requires Mr. Cohen’s services in the second year after the termination of his employment with the company, HOMI shall no longer be required to pay that monthly fee at which time Mr. Cohen shall no longer be bound by the non-compete clause contained in his employment agreement

 Pursuant to the agreement with Jacob Ronnel, Mr. Ronnel shall serve as CEO of HOMI and its subsidiaries. Mr. Ronnel's annual salary shall be $159,996, in addition to a $1,000 monthly car allowance. Mr. Ronnel's employment may be terminated upon 120 days notice.   In addition, Mr. Ronnel has agreed to provide services as requested by the company for up to two years following the termination, for any reason, of his employment.  Mr. Ronnel shall commit to 20 hours per month for each of the two years following termination of his employment.    In consideration for such services and for agreeing not to compete with the company, Mr. Ronnel shall be paid $4,500 per month.  In the event HOMI no longer requires Mr. Ronnel’s services in the second year after the termination of his employment with the company, the company shall no longer be required to pay that monthly fee, at which time Mr. Ronnel shall no longer be bound by the non-compete contained in his employment agreement.

On March 26, 2009, Mr. Ronnel was appointed Chief Financial Officer of HOMI. He does not receive any additional compensation as CFO.

Pursuant to the employment agreement with Ariel Almog, Mr. Almog shall serve as the Chief Executive Officer of HOMI USA at an annual salary of $150,000, in addition to a $500 monthly car allowance. The agreement may be terminated upon 120 days written notice. In addition, Mr. Almog has agreed to provide services as requested by the Company for up to two years after termination of his employment with the Company. Mr. Almog shall work up to 60 hours per month for the first year following termination and up to 45 hours per month for the second year following termination of his employment with HOMI. In consideration for such services and for agreeing not to compete with the company, Mr. Almog shall be paid $4,500 per month.  In the event HOMI no longer requires Mr. Almog's services in the second year after the termination of his employment with the company, the company shall no longer be required to pay that monthly fee, at which time Mr. Almog shall no longer be bound by the non-compete contained in his employment agreement.

There were no bonuses given in the fiscal year ending December 31, 2010.

Transaction Review

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board.   In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the stockholders approving the transaction.

Code of Ethics

HOMI has adopted a code of ethics that applies to its principal executive officers, principal financial officer and principal accounting officer. HOMI will provide any person without charge, upon request, a copy of such code of ethics and explain the manner in which such request may be made.

Stockholder Proposals

Any proposal intended to be presented by a stockholder at the 2011 Annual Meeting of Stockholders must be received by the Company’s Corporate Secretary in Israel, via his fax number, INTL Dialing Code +972-2-9997993, or at HOMI's Israeli offices, Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725 Israel, no later than the close of business on August 31, 2012 to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting.

Annual Reports

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the "2010 Annual Report") containing consolidated financial statements reflecting the financial position of the Company as of December 31, 2010 and 2009, and the results of operations and statements of cash flows for period ended December 31, 2010, is attached hereto. The 2010 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Delivery Of Documents To Security Holders Sharing An Address

The Company delivers its proxy materials and annual reports to each stockholder of record. If any stockholders sharing an address wish to receive only one copy of each such document, they should send a letter with this request to the Company's principal executive offices, c/o Corporate Secretary, at Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725 Israel, or by fax: INTL Dialing Code +972-2-9997993.

Additional Information

The information concerning the Company contained in this Proxy Statement has been taken from, or is based upon, publicly available information.

The Company files special, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

Other Business

The Annual Meeting of Stockholders is called for the purposes set forth in the Notice. The Board does not know of any matter for action by stockholders at such meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the meeting. It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

You are cordially invited to attend the Annual Meeting in person. Your participation in and discussion of the Company's affairs will be welcome.

By Order of the Board of Directors

Dated: September 21, 2011	/s/ Jacob Ronnel
Jacob Ronnel, Chief Executive Officer

Date:  September 21, 2011